Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of March 9, 2018 (the “Effective Date”), by and between VMI Acquisitions, LLC, a Delaware limited liability company (the “Buyer”) and Bespoke Extracts, Inc., a Nevada corporation (the “Seller”).

RECITALS

WHEREAS, Seller is the lawful owner of a proprietary Machine-to-Machine communications solution (“DiMi”), and owns certain other intellectual property applicable to DiMi (collectively, the “Assets”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and subject to the conditions of this Agreement, the Assets;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

“Action” means any litigation, written claim threatening any third-party adjudication of a dispute, suit, arbitration, mediation, inquiry, investigation, government investigation, regulatory proceeding or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Government Body or similar person or body.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date on which Closing occurs.

“Collateral Agreements” means all such concurrent or subsequent agreements, documents and instruments, as amended, supplemented, or otherwise modified in accordance with the terms hereof or thereof, including without limitation the Bill of Sale.

“Encumbrance” means any mortgage, pledge, security interest, hypothecation, assignment, or lien.

“Governmental Body” means any nation or government, any state or other political subdivision thereof, any legislative, executive or judicial unit or instrumentality of any government entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof or any entity (including a court or self-regulatory organization) exercising executive, legislative or judicial, tax, regulatory or administrative functions of or pertaining to government.

“Indemnified Party” means any party entitled to receive indemnification hereunder.

“Indemnifying Party” means any party obligated to provide indemnification hereunder.

“Knowledge” means actual knowledge.

“Law” or “Laws” means any law, statute, ordinance, rule, regulation, code, order, judgment, tax ruling, injunction, decision or decree of any Governmental Body.

“Licenses” means any licenses, registrations or certificates granted to Seller by any Governmental Body as required by applicable Law.

“Material Adverse Effect” means any change, event or occurrence that is, or is reasonably likely to be or become, materially adverse to (a) the Assets, (b) the enforceability of, and the rights of Buyer to purchase the Assets, or (c) the ability of Seller to consummate the transactions contemplated by this Agreement and the Collateral Agreements or to perform its obligations hereunder or thereunder, respectively.

“Party” means either Buyer or Seller.

“Parties” means Buyer and Seller, collectively.

“Permits” means all material permits, licenses, certificates, approvals, qualifications, registrations, and similar authorizations issued to Seller by a Governmental Body related to the Assets, including any amendment, modification, limitation, condition or renewal thereof.

“Personal Information” means information from or about an individual that is sufficient to identify such individual, including, but not limited to, an individual’s: first and last name, home or other physical address; telephone number, including home telephone number and mobile telephone number, email address or other contact information; financial account number, government-issued identifier, or persistent identifier, such as IP address or other unique identifier with another piece of information that would permit the identification of a person; list of contacts, provided that the list permitted specific identification of those on such list; sufficiently precise physical location; or any other information from or about an individual consumer that is combined with information from or about an individual that is sufficient to identify such individual.

“Tax Returns” means all returns, information returns, reports, declarations, or other filings required to be made with any Governmental Body with respect to Taxes.

“Taxes” mean all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, ad valorem, value added, transfer, gains, profits, license, net worth, asset, transaction, and other taxes, imposed upon any person by any Law or Governmental Body, together with any interest and any penalties, or additions to tax, with respect to such taxes.

“Third Party” means any person other than, and not an affiliate of, a Party.

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1.         Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, free and clear from all Encumbrances, all of Seller’s right, title and interest in, to and under the Assets.

2.2.         Purchase Price. In consideration for the sale, transfer, assignment, conveyance and delivery by Seller to Buyer of the Assets, Buyer shall pay to Seller a total consideration of $180,000 (the “Purchase Price”) payable by the members of the Buyer as follows:

(a)                 Each of Roberto Fata, Anthony Ivankovich and McGlothlin Holdings, Ltd. shall pay $45,000 in cash; and

(b)                The Vantage Group Ltd. shall reduce the outstanding principal amount of its promissory notes by and between The Vantage Group Ltd. and the Seller, dated May 17, 2016 and August 15, 2016, by $10,000 and $26,000, respectively, and the remaining $9,000 shall be for the reimbursement of expenses, which shall be waived accordingly.

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ARTICLE III

CLOSING

3.1.         Closing. The Closing Date shall be the date that the Assets are transmitted to or for the benefit of the Buyer (“Closing”). The consummation of the transactions contemplated herein shall take place at the offices of the Buyer, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.

3.2.         Conditions to Obligations of Buyer. The obligations of Buyer to effect the Closing shall be subject to:

(a)           (i) Seller having performed all of its obligations hereunder required to be performed by it in all material respects at or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall, except as otherwise contemplated by this Agreement or other writing, be true and correct in all material respects at and as of the Closing Date as if made as of that date (except to the extent expressly made as of an earlier date, in which case as of the earlier date), and (iii) Seller shall have provided to Buyer a certificate signed by an authorized officer to the foregoing effect.

(b)           Seller’s delivery of the following items to Buyer at (or prior to) the Closing, in form and substance reasonably satisfactory to Buyer:

(i)                  a bill of sale for the Assets in the form of Exhibit A hereto (the “Bill of Sale”) duly executed by Seller;

(ii)                such other instruments of assignment, transfer and conveyance as Buyer shall reasonably request to transfer to and vest in Buyer all of Seller’s right, title and interest in, to and under, the Assets; and

(iii)              this Agreement duly executed by the Seller.

(c)           Seller shall deliver copies of the following, in each case certified as of the Closing Date by an authorized officer of the Seller:

(i)                  resolutions of Seller’s board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements that such Party is required to execute and deliver pursuant to the terms of this Agreement; and

(ii)                the signature and incumbency of the persons authorized to execute and deliver this Agreement and the other agreements and certificates that Seller is required to deliver pursuant to this Agreement.

(d)           No Action challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall be pending or have been instituted by any person before any court, arbitrator or Governmental Body.

(e)           Simultaneously with the deliveries referred to in this Section 3.2, Seller shall take or cause to be taken all such actions as may reasonably be required to put Buyer in actual possession and operating control of the Assets. To the extent the deliveries required under Section 3.2(b) are not made, Buyer (in its sole discretion) may waive such requirement and Seller shall cooperate in any reasonable arrangement designed to obtain for Buyer the material benefits and privileges of such deliveries not made.

(f)            No Material Adverse Effect shall have occurred.

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3.3.         Conditions to Obligations of Seller. The obligations of Seller to effect the Closing shall be subject to:

(a)            (i) Buyer having performed all of its obligations hereunder required to be performed by it in all material respects at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall, except as otherwise contemplated by this Agreement or other writing, be true and correct in all material respects at and as of the Closing Date as if made as of that date (except to the extent expressly made as of an earlier date, in which case as of the earlier date), and (iii) Buyer shall have provided to Seller a certificate signed by an authorized officer to the foregoing effect.

(b)            No Action challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall be pending or have been instituted by any person before any court, arbitrator or Governmental Body.

(c)            Buyer’s delivery of this Agreement, duly executed by the Buyer, to Seller at (or prior to) the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof.

4.1.         Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has all requisite company power and authority to own, lease or license and operate its business as currently operated.

4.2.         Authorization; Binding Effect.

(a)            Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements. The execution, delivery and performance by Seller of this Agreement and the Collateral Agreements, and the consummation by Seller of the transactions contemplated hereby have been duly and validly approved by Seller’s board of directors and its shareholders, and no other corporate actions or proceedings on the part of Seller are necessary to authorize the execution, delivery and performance by Seller of this Agreement and the Collateral Agreements or the transactions contemplated hereby and thereby.

(b)           Seller has duly and validly executed and delivered this Agreement and the Collateral Agreements. When this Agreement and each of the Collateral Agreements to which Seller is or will be a Party have been duly executed and delivered by Seller (assuming due execution by Buyer and any party to such agreements other than Seller), this Agreement and each such Collateral Agreement will constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such agreements may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

4.3.         Non-Contravention; Seller’s Consents. The execution, delivery and performance of this Agreement and the applicable Collateral Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby do not and will not:

(a)            conflict with or result in a breach or violation of any provision of any organizational documents of Seller;

(b)            violate, or result in a breach of, or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of, any obligation under, or give rise to a right by any Third Party to terminate or amend its obligations under any contract to which Seller is a party, or by which its assets or properties are bound, or result in the creation of any Encumbrance upon any of the Assets, which violation, breach, default or Encumbrance would have a Material Adverse Effect.

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(c)            to Seller’s Knowledge, violate any applicable Law of any Governmental Body having jurisdiction over Seller or the Assets, which would have a Material Adverse Effect; or

(d)            require the consent, authorization, order or approval of, filing or registration with, or waiver of any right of first refusal or first offer from, any Governmental Body or any Third Party, that has not been obtained, except as would not individually or in the aggregate be materially adverse to Seller.

4.4.         Licenses and Permits. To Seller’s Knowledge, Seller is in compliance with the Licenses and Permits, if any, which are required for it to own, lease or operate the Assets as currently owned, leased and operated by Seller, and no Action is pending or, to Seller’s Knowledge, threatened to revoke or limit any such License or Permit.

4.5.         Compliance with Laws; Litigation. To Seller’s Knowledge, Seller is in compliance with all Laws of or from Governmental Bodies applicable to the Assets.

(a)           there are no Actions pending or, to Seller’s Knowledge, threatened against Seller or, to Seller’s Knowledge, any of its officers or employees in their capacity as such, in each case with respect to the Assets. Seller is not subject to any order (consent or other), judgment, decree, injunction or stipulation of or with any court or other Governmental Body that names Seller and imposes a material ongoing obligation with respect to the Assets, which would have a Material Adverse Effect.

(b)           there are no Actions pending or, to Seller’s Knowledge, threatened by or against Seller with respect to this Agreement or any of the Collateral Agreements, or in connection with the transactions contemplated hereby or thereby, that would reasonably be expected to prevent or materially delay the consummation by Seller of the transactions contemplated hereby or thereby or would reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

4.6.         Taxes.

(a)           There are no liens for Taxes upon the Assets, except for liens for Taxes not yet due and payable.

(b)           Seller has paid, or made provision for the payment of, all material Taxes required to be paid by it with respect to the Assets.

4.7.         Brokers. No broker, finder, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from Buyer in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its affiliates.

4.8.         Privacy; Data Security.

(a)           Seller has not, in manner that violates applicable Laws, collected Personal Information, including data collected from an IP address, web beacon, pixel tag, ad tag, cookie, JavaScript, local storage, software, or by any other means, or from a particular computer, Web browser, mobile telephone, or other device or application, where such data is or may be used to identify or contact an individual, device, or application (including, without limitation, by means of an advertisement or content), or to predict or infer the preferences, interests, or other characteristics of the device or of a user of such device or application or is otherwise used to target advertisements or other content to a device or application or to a user of such device or application (“Non-Personal Information”). Seller does not, and the Assets purchased do not provide for collection or utilization of, Personal Information or Non-Personal Information, nor perform in any manner when utilized by users as intended, any function that would collect Personal Information or Non-Personal Information from users in a manner that is in contravention of applicable Laws.

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(b)           To the knowledge of the Seller, at all times since inception, the Seller has complied in all material respects with any Law applicable to the Seller relating to the security of Personal Information to which the Seller or Third Parties acting on the Seller’s behalf or otherwise having authorized access to the Seller’s records, have access or otherwise collect or handle. To the knowledge of the Seller, the Seller’s information security practices conform, and at all times have conformed, in all material respects with (i) any information security statements made by the Seller and (ii) all of the contractual commitments of the Seller, including, but not limited to, any contractual commitments to analytics providers, data providers, publishers, advertisers and advertising networks, exchanges and advertising networks. The Seller has made no statements to the general public regarding the information security practices of the Seller. o Actions have been asserted or, to the knowledge of the Seller, are threatened against the Seller by any Person with respect to the security of Personal Information. To the knowledge of the Seller, there has been no unauthorized access to or unauthorized disclosure or use of Personal Information owned or licensed by the Seller or in the Seller’s possession or control by or to any Third Party, including any Governmental Entity.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.

5.1.         Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease or license and operate its business as currently operated.

5.2.         Authorization; Binding Effect.

(a)           Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Collateral Agreement to which it is or will be a party and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each Collateral Agreement to which it is or will be a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly approved by Buyer’s members, and no other corporate actions or proceedings on the part of Buyer is necessary to authorize the execution, delivery and performance by Buyer of this Agreement or the Collateral Agreements to which it is or will be a party or the transactions contemplated hereby and thereby.

(b)           Buyer has duly and validly executed and delivered this Agreement. When this Agreement and each of the Collateral Agreements to which Buyer is or will be a party have been duly executed and delivered by Buyer and (assuming due execution by Seller), this Agreement and each such Collateral Agreement to which it is a party will constitute valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as such agreements may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

ARTICLE VI
COVENANTS

6.1.         Access to Information.

(a)            Seller and Buyer each agree to preserve, for at least two (2) years after the Closing Date, all material books, ledgers and other records that are (i) reasonably related to the Assets and (ii) in their possession; provided, that each Party will preserve all such material books, ledgers and other records relating to Tax matters until expiration of the applicable statute of limitations.

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(b)            From and after the date of this Agreement and until the Closing Date or the earlier termination of this Agreement, Seller shall give Buyer and Buyer’s employees and agents, reasonable access upon reasonable notice during normal business hours to such information concerning the Seller as Buyer may reasonably request.

(c)            On and after the Closing Date, Seller and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the intent and purposes of this Agreement and the Collateral Agreements, including putting Buyer in possession and operating control of the Assets.

ARTICLE VII
SURVIVAL AND INDEMNIFICATION

7.1.         Survival of Representations and Warranties. The representations and warranties of Buyer and Seller contained in this Agreement or in any other certificate, writing or agreement delivered pursuant hereto or in connection herewith shall the survive the Closing Date for one (1) year, except (i) as to any matter as to which a good faith claim has been submitted in writing to the other Party describing the claim in reasonable detail before such date and identified as a claim for indemnification pursuant to this Article VII; and (ii) as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations.

7.2.         Obligations of Seller. Subject to the other terms and conditions of this Article VII, Seller shall indemnify, defend and hold harmless Buyer and its members, officers, employees, affiliates, agents, representatives and permitted assigns, from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees and costs) (collectively, “Losses”), directly or indirectly, as a result of, in connection with, or based upon or arising from any of the following: (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or any Collateral Agreement; (ii) the failure of Seller to perform fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement or any Collateral Agreement; (iii) any other matter as to which Seller in other provisions of this Agreement or any Collateral Agreement has agreed to indemnify Buyer; or (iv) any claims of Third Parties in respect of the Assets pertaining to the period prior to Closing.

7.3.         Obligations of Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify, defend and hold harmless Seller and its shareholders, directors, officers, employees, affiliates, agents, representatives and permitted assigns from and against any and all Losses, directly or indirectly, as a result of, in connection with, or based upon or arising from any of the following: (i) any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement or any Collateral Agreement; and (ii) the failure of Buyer to perform fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement or any Collateral Agreement.

7.4.         Limitations. Each Indemnified Party entitled to indemnification hereunder shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable or recoverable hereunder.

7.5.         Survival. This Article VII shall survive the Closing. The obligations set forth in Sections 7.2 and 7.3 shall remain in effect until the later of the one (1) year anniversary of the Closing. Any matter as to which a good faith claim has been asserted by notice to the other Party that is pending or unresolved at the end of any applicable limitation period set forth in Section 7.1 shall continue to be covered by this Article VII notwithstanding any applicable statute of limitations (which the Parties hereby waive) until such matter is finally terminated or otherwise resolved by the Parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

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ARTICLE VIIII
TERMINATION

8.1.         Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing, by mutual written agreement of Seller and Buyer. If this Agreement is validly terminated prior to the Closing, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Buyer (or any of their respective officers, directors, employees, agents or other representatives or affiliates).

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1.         Notices. Except as otherwise provided herein or in a Collateral Agreement, all notices and other communications hereunder and under the Collateral Agreements shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by a nationally recognized overnight delivery service (receipt requested), fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective Party shall have notified the other.

(a)           If to Seller, to:

Bespoke Extracts, Inc.

323 Sunny Isles Boulevard

7th Floor

Sunny Isles Beach, FL 33160

Fax: (855) 633-3738

Attention: Marc Yahr

(b)           If to Buyer, to:

VMI Acquisitions, LLC

1005 Kane Concourse, Suite 207-05

Bay Harbour, FL 33154

Attention: Lyle Hauser

9.2.         Expenses. Except as otherwise provided in this Agreement or the Collateral Agreements, each Party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions contemplated by this Agreement and the Collateral Agreements, irrespective of when incurred.

9.3.         Entire Agreement. The agreements of Seller and Buyer, which is comprised of this Agreement and exhibits hereto and the documents referred to herein, including the Collateral Agreements, sets forth the entire agreement and understanding between the Parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement and the Collateral Agreements.

9.4.         Waiver of Jury Trial. Both of the Parties irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or any of the Collateral Agreements or the enforcement of any provision hereof or thereof.

9.5.         Governing Law; Prevailing Party. This Agreement and the Collateral Agreements, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Collateral Agreements shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the Collateral Agreements, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of New York located in New York City, or in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the Collateral Agreements or the subject matter hereof and thereof may not be enforced in or by such court. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or the Collateral Agreements by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notice under this Agreement and the Collateral Agreements and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney’s fees and costs.

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9.6.         Waiver. The rights and remedies of the Parties to this Agreement and the Collateral Agreements are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or the Collateral Agreements can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Collateral Agreements.

9.7.          Assignments; Successors. No Party may assign any of its rights under this Agreement or any Collateral Agreements without the prior written consent of the other Party hereto or thereto. Subject to the preceding sentence, this Agreement and the Collateral Agreements will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.

9.8.         Severability. If any provision of this Agreement or the Collateral Agreements is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement and the Collateral Agreements will remain in full force and effect; provided, that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of such provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

9.9.         Specific Performance. Each Party recognizes and affirms that in the event of breach by it of any of the provisions of this Agreement, money damages would be inadequate and the other Party would have no adequate remedy at law. Accordingly, each Party agrees that the other Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and each such Party’s obligations hereunder not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations hereof.

9.10.      Incorporation of Exhibits. The exhibits identified and/or attached to this Agreement are incorporated herein by reference and made a part hereof.

9.11.      Counterparts. This Agreement and the Collateral Agreements each may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy hereof or thereof and all of which together will be deemed, respectively, to constitute one and the same agreement. Counterparts delivered by facsimile, e-mail or other electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

BUYER VMI ACQUISITIONS, LLC THE VANTAGE GROUP LTD., its Managing Member	SELLER BESPOKE EXTRACTS, INC
/s/ Lyle Hauser	/s/ March Yahr
By: Lyle Hauser	By: Marc Yahr
Title: Chief Executive Officer	Title: President and Chief Executive Officer

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BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that pursuant to that certain Asset Purchase Agreement dated as of March 9, 2018 (the “Asset Purchase Agreement”), Bespoke Extracts, Inc., a Nevada corporation (the “Seller”), for and in consideration of the agreements contained therein and other good and valuable consideration paid to it by VMI Acquisitions, LLC, a Delaware limited liability company (the “Buyer”), the receipt and sufficiency of which are hereby acknowledged, Seller has granted, bargained, sold, transferred, conveyed and delivered and by these presents does hereby bargain, grant, sell, transfer, convey, assign and deliver unto Buyer, its successors and assigns, all right, title and interest of Seller in and to the Assets (as such term is defined in the Asset Purchase Agreement).

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

Seller does for itself, its successors and assigns, covenant and agree to warrant and defend the title to such Assets, unto Buyer, and it respective successors and assign, against all and every person and entity.

This Bill of Sale is being delivered subject and pursuant to the terms and conditions of the Asset Purchase Agreement; provided, the rights and obligations of the Seller and Buyer set forth in the representations, warranties, covenants, agreements and other terms and provisions of the Asset Purchase Agreement shall be neither limited, altered or impaired nor enhanced or enlarged hereby or by performance hereunder.

This Bill of Sale shall be subject to and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of March 9, 2018.

BESPOKE EXTRACTS, INC.

Name:	Marc Yahr
Title:	President and Chief Executive Officer